Exhibit 10.27

Execution Version

STRICTLY CONFIDENTIAL

INVESTOR RIGHTS AGREEMENT

dated as of April 30, 2019

between

CM SEVEN STAR ACQUISITION CORPORATION

SHAREHOLDER VALUE FUND

and

RENREN INC.

TABLE OF CONTENTS

i

Section 5.9 Construction	22
Section 5.10 Counterparts	22
Section 5.11 Aggregation of Shares	22
Section 5.12 Conflict with Articles or Other Agreements	22
Section 5.13 Specific Performance	23
Section 5.14 Amendment; Waiver	23
Section 5.15 Public Announcements	23

ii

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 30, 2019 by and between CM Seven Star Acquisition Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), Shareholder Value Fund, an exempted company incorporated under the laws of the Cayman Islands (“SVF”), and Renren Inc. (“Renren”), a company incorporated under the laws of the Cayman Islands.

RECITALS

WHEREAS, the Company, Renren and Kaixin Auto Group (“Kaixin”), a company incorporated under the laws of the Cayman Islands, have entered into a share exchange agreement, dated November 2, 2018 (the “Exchange Agreement”) relating to the acquisition by the Company of the entire issued share capital of Kaixin; and

WHEREAS, it is a condition to the Closing that the parties hereto enter into this Agreement to set forth certain rights and obligations of the parties hereto in connection with the transactions contemplated under the Exchange Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1        Definitions. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (ii) in the case of a Shareholder, shall include (A) any Person who holds shares as a nominee for such Shareholder, (B) any shareholder of such Shareholder, (C) any Person which has a direct and indirect interest in such Shareholder (including, if applicable, any general partner or limited partner) or any fund manager thereof; (D) any Person that directly or indirectly controls, is controlled by, under common control with, or is managed by such Shareholder or its fund manager, (E) the relatives of any individual referred to in (B) above, and (F) any trust controlled by or held for the benefit of such individuals. For the purpose of this definition, “control” (and correlative terms) shall mean the direct or indirect power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person, provided that the direct or indirect ownership of twenty-five percent (25%) or more of the voting power of a Person is deemed to constitute control of that Person;

“Agreement” has the meaning set forth in the Preamble;

“Amendments” has the meaning set forth in Section 5.1(a)

“Arbitration” has the meaning set forth in Section 5.6;

“Articles” means the Company’s Articles of Association, as amended from time to time;

“beneficial ownership” or “beneficially own” or similar term means beneficial ownership as defined under Rule 13d-3 under the Exchange Act;

“Board” and “Board of Directors” means the Board of Directors of the Company;

“Business Day” has the meaning as defined in the Exchange Agreement;

“Claim Notice” has the meaning set forth in Section 3.8(c);

“Closing” means the closing of the transactions contemplated under the Exchange Agreement, being the date hereof;

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or other governmental agency administering the securities laws in the jurisdiction in which the Company’s securities are registered or being registered;

“Company” has the meaning set forth in the Preamble;

“Confidential Information” has the meaning set forth in Section 5.1;

“Director(s)” means the director(s) of the Company;

“Disposition “ has the meaning set forth in Section 3.1;

“Dispute” has the meaning set forth in Section 5.6;

“Email” has the meaning set forth in Section 5.4;

“Equity Purchase Agreements” has the meanings set forth in Section 5.2(a)

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Exchange Agreement” has the meaning set forth in the Recitals;

“Form S-3/F-3” has the meaning set forth in Section 3.3(a)(iii);

“fully-diluted basis” means, with respect to any determination of a number or percentage of Ordinary Shares, the total number of Ordinary Shares then outstanding determined according to the treasury method under generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time, as codified and described in FASB Statement No. 18, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, and applied consistently throughout the periods involved;

“HKIAC” has the meaning set forth in Section 5.6;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Independent Committee” has the meaning set forth in Section 5.2;

“Kaixin” has the meaning set forth in the recitals.

Material Exchange Agreement Breach” means a breach of the Exchange Agreement by the Company that results in a Purchaser Material Adverse Effect, as defined therein.

“Nasdaq” means the Nasdaq Stock Market;

“Notice of Arbitration” has the meaning set forth in Section 5.6;

“NYSE” means the New York Stock Exchange;

“Ordinary Shares” means ordinary shares, par value US$0.0001 per share, of the Company;

“Permitted Transferee” means any permitted transferee pursuant to Section 4.1 hereof, provided that, in the case of a permitted transfer to an Affiliate, such Affiliate shall be bound by this Agreement as if such Affiliate were a party (including without limitation the Lock-up set forth in Article IV), provided that, prior to such Affiliate ceasing to be an Affiliate of Renren, such Affiliate shall transfer such Subject Shares back to Renren or another Affiliate of Renren;

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity;

“Recapitalization” means any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the shares of the Company;

“register,” “registered” and “registration” means (i) a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, or (ii) in the context of a public offering in a jurisdiction other than the United States, a registration, qualification or filing under the applicable securities laws of such other jurisdiction;

“Registrable Securities” means (i) the Subject Shares, (ii) Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (iii) any other Ordinary Shares owned or hereafter acquired by Renren; (iv) Ordinary Shares issued or issuable in respect of the Ordinary Shares described in (i) to (iii) above upon any Recapitalization or otherwise issued or issuable with respect to such Ordinary Shares; and (v) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing. Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities sold by a Person in a transaction in which rights under Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144, or in a registered offering, or otherwise;

“Registration Expenses” means all expenses incurred by the Company in complying with Sections 3.3, 3.4 or 3.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of one counsel for all Shareholders, and any fee charged by any depositary bank, transfer agent or share registrar, but excluding Selling Expenses. For the avoidance of doubt and subject to Section 3.3(d), the Company shall pay all expenses incurred in connection with a registration pursuant to Section 3 notwithstanding the cancellation or delay of the registration process for any reason;

“Renren” has the meaning set forth in the Preamble;

“Renren Nominee” has the meaning set forth in Section 2.1(a);

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 3.2(b) of the Exchange Agreement;

“Rule 144” means Rule 144 as promulgated under the Securities Act;

“Rule 145” has the meaning set forth in Section 3.3(a)(i);

“Securities” means any Ordinary Share or any equity interest of, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the Company and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the Company;

“Securities Act” means the United States Securities Act of 1933 as amended from time to time;

“Selling Expenses” means all underwriting discounts and selling commissions;

“Shareholder” or “Shareholders” means Persons who hold the Ordinary Shares from time to time;

“Subject Shares” means the Ordinary Shares issued to Renren at the Closing and subsequently pursuant to the other provisions of the Exchange Agreement;

“Subsidiary” means any corporation, partnership, trust or other entity of which the Company directly or indirectly owns at the time shares or interests representing a majority of the voting power of such corporation, partnership, trust or other entity;

“SVF” has the meaning set forth in the Preamble.

“SVF Nominee” has the meaning set forth in Section 2.1(a).

“Transaction Documents” means this Agreement, the Exchange Agreement and each of the other agreements and documents entered into or delivered by the parties hereto in connection with the transactions contemplated by the Exchange Agreement;

“Threshold Ownership Amount” means, as of a given time, twenty percent (20%) of the then outstanding Ordinary Shares of the Company;

“Tribunal” has the meaning set forth in Section 5.6; and

“Violation” has the meaning set forth in Section 3.8(a).

Section 1.2        Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)       when a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement;

(b)       the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)       the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)       all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(e)       the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(f)        references to a Person are also to its successors and permitted assigns; and

(g)       the use of the term “or” is not intended to be exclusive.

ARTICLE II
BOARD Of DIRECTORS

Section 2.1        Board Representation

(a)       Each of Renren, the Company and Shareholder Value Fund shall cause to be appointed, nominated and elected, in each case subject to the Articles and applicable law, (i) while the Company is not a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act, four (4) designees of Renren (each, a “Renren Nominee”) to the Board, and while the Company is a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act six (6) designees of Renren, or such number of Directors as needed to cause Renren Nominees to constitute a majority of the Directors, and (ii) one (1) designee (the “SVF Nominee”) of Shareholder Value Fund (“SVF”) to the Board, in each case on as soon as reasonably practicable following the date of the Closing. Renren shall ensure that any Renren Nominee, and SVF shall ensure that any SVF Nominee, meets any applicable requirements under the Articles, Cayman Islands law and the Listing Rules of the Nasdaq Stock Market (or other applicable stock exchange) to act as a Director. Any Renren Nominee or SVF Nominee shall be subject to the terms of the Articles with respect to his or her directorship, including the term of office as a member of the designated class of director.

(b)       Notwithstanding anything to the contrary contained herein, if any Renren Nominee or SVF Nominee resigns, is removed pursuant to Section 2.1(c) or otherwise, or is unable to continue to serve as a Director of the Company, Renren or SVF (as applicable) may designate a replacement Director and each of the Company, Renren and SVF shall cause such person to be elected a Director, including through the exercise of their respective nomination, appointment and and/or voting powers described in Section 2.1(a). (For the avoidance of doubt, and notwithstanding the resignation or removal of a Director pursuant to this Section 2.1(b), Renren and SVF (as applicable) shall remain entitled to nominate and designate one Director pursuant to and subject to Section 2.1(a)).

(c)       Any Director of the Company may be removed from the Board of Directors in accordance with applicable law and the governing documents of the Company; provided, however, that (i) with respect to any Renren Nominee, SVF shall not take any action to cause any such removal without the prior written consent of Renren unless such removal is required by applicable law or such Director is no longer qualified to serve as a Director pursuant to applicable Commission or regulatory requirements, and (ii) with respect to any SVF Nominee, Renren shall not take any action to cause any such removal without the prior written consent of SVF unless such removal is required by applicable law or such Director is no longer qualified to serve as a Director pursuant to applicable Commission or regulatory requirements.

(d)       The Company shall ensure, to the extent permitted by applicable law, that any Directors, including any Renren Nominee or SVF Nominee, nominated or designated pursuant to this Section 2.1 shall enjoy the same rights, capacities, entitlements, indemnification rights and compensation as any other members of the Board of Directors. Any Renren Nominee or SVF Nominee shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors to the same extent as other members of the Board of Directors. The Company shall notify the Renren Nominees and the SVF Nominee of all regular meetings and special meetings of the Board of Directors. The Company shall provide the Renren Nominees and the SVF Nominee with copies of all notices, minutes, consents and other material that it provides to all other members of the Board of Directors concurrently with such materials being provided to the other members.

(e)       Each of Renren, SVF and the Company agrees that the Board shall consist of (i) five (5) Directors while the Company is not a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act or (ii) seven (7) Directors while the Company is a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act, other than as required by applicable laws and regulations. In the event that applicable laws and/or regulations require the Company to appoint additional members to the Board, in order to fulfill applicable independence requirements, SFV agrees to grant a proxy to Renren with respect to the vote of all Ordinary Shares beneficially owned by it with respect to the appointment of any such independent Director(s) or Director nominee(s) (and any of their successors or replacements).

(f)       In the event that Renren, together with its Affiliates, beneficially owns fewer Ordinary Shares than the Threshold Ownership Amount or Renren is not the single largest Shareholder of the Company, Renren’s rights, under this Section 2.1 shall terminate immediately. For the avoidance of doubt, the rights of Renren set forth in this Section 2.1 shall reattach following any termination thereof pursuant to this Section 2.1(f) in the event that the number of Ordinary Shares owned by Renren and its Affiliates subsequently surpasses the Threshold Ownership Amount and Renren is the single largest Shareholder of the Company.

Section 2.2        Other Matters

(a)       Renren and SVF agree that for a period of two (2) years following the date of the Closing, subject to applicable law (including laws related to fiduciary duties), without the prior written consent of SVF, no Renren Nominee nor Renren in its capacity as shareholder of the Company shall propose or vote for (i) any amendment to the Company’s equity incentive plan which would have the effect of increasing the number of Ordinary Shares issuable pursuant to such plan, or (ii) any additional equity incentive plan.

(b)       Renren and SVF agree that for a period of six (6) months following the date of the Closing, subject to applicable law (including laws related to fiduciary duties), without the prior written consent of Renren, no SVF Nominee nor SVF in its capacity as a shareholder of the Company shall propose or vote for any change, replacement, separation, dismissal or decrease in compensation of any director of the Company.

ARTICLE III
REGISTRATION RIGHTS

Section 3.1        Applicability of Rights. Renren shall be entitled to the following rights with respect to any potential public offering of Ordinary Shares in the United States, and to any analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

Section 3.2        Restrictive Legend; Execution by the Company.

The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the Ordinary Shares to bear the legend required by Section 3.2(b) of the Exchange Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Ordinary Shares containing such legend upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure to cause the certificates evidencing the appropriate Ordinary Shares to bear the legend required by Section 3.2(b) of the Exchange Agreement and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 3.2 shall not affect the validity or enforcement of this Agreement.

Section 3.3       Demand Registration.

(a)       Request by Renren. If the Company shall at any time after six (6) months after the date of this Agreement receive a written request from Renren that the Company effect a registration, qualification or compliance with respect to the Registrable Securities pursuant to this Section 2.3, then the Company shall use its best efforts to effect, within 45 Business Days of such request, such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration:

(i)         During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a transaction under Rule 145 promulgated under the Securities Act (“Rule 145”) or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(ii)       After the Company has effected two such registrations pursuant to this Section 3.3(a), and each such registration has been declared or ordered effective; or

(iii)       If Renren may dispose of shares of Registrable Securities pursuant to an effective registration statement on Form S-3 or Form F-3 under the Securities Act as in effect on the date hereof or any successor form under the Securities Act (“Form S-3/F-3”) pursuant to a request made under Section 3.5 hereof.

The Company shall not undertake, or be required to undertake, any action to qualify, register or list any securities on any exchange other than the Nasdaq in connection with this Section 3.3, provided that the Ordinary Shares continue to be listed on the Nasdaq.

(b)       Underwriting. If Renren intends to distribute the Registrable Securities covered by its request by means of an underwriting, then it shall so advise the Company as a part of its request made pursuant to this Section 3.3. In the event of an underwritten offering, the right of Renren to include its Registrable Securities in such registration shall be conditioned upon Renren’s participation in such underwriting and the inclusion of Renren’s Registrable Securities in the underwriting to the extent provided herein. If Renren proposes to distribute its securities through such an underwriting, it shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by it and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise Renren, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then held by each Shareholder requesting registration (including Renren); provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of any of the Group Companies. If Renren disapproves of the terms of any such underwriting, Renren may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities and/or other securities so excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. Renren and all corporations that are Affiliates of Renren shall be deemed to be a single “Shareholder,” and any pro rata reduction with respect to such “Shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Shareholder,” as defined in this sentence.

(c)       Deferral. Notwithstanding the foregoing, if the Company shall furnish to Renren following its request of the filing of a registration statement pursuant to this Section 3.3, a certificate signed by CEO of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of Renren; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided, further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(d)       Expenses. The Company shall pay all Registration Expenses. If Renren participates in a registration pursuant to Section 3.3(b), Renren shall bear its proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses incurred in connection with such registration of securities on behalf of Renren. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 3.3 if the registration request is subsequently withdrawn at the request of Renren, unless Renren agrees that such registration constitutes the use by Renren of one (1) demand registration pursuant to this Section 3.3; provided, further, however, that if at the time of such withdrawal, Renren has learned of a material adverse change in the condition, business, or prospects of the Company not known to Renren at the time of their request for such registration and has withdrawn its request for registration with reasonable promptness after learning of such material adverse change, then Renren shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 3.3.

Section 3.4        Piggyback Registrations.

(a)       Notice of Registration. The Company shall notify Renren in writing of registration of any of its securities, either for its own account or the account of a security holder or holders (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to (i) any registration under Section 3.3 or Section 3.5 of this Agreement, (ii) any employee benefit plan, or (iii) any corporate reorganization) and will afford Renren an opportunity to include in such registration all or any part of the Registrable Securities then held by it. If Renren desires to include in any such registration (and any related qualifications under blue sky laws or other compliance) and in any underwriting involved therein, all or any part of the Registrable Securities held by Renren, it shall after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities Renren wishes to include in such registration statement. If Renren decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Renren shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)       Underwriting. If a registration under which the Company gives notice under this Section 3.4 is for an underwritten offering, then the Company shall so advise Renren. In such event, the right of Renren’s Registrable Securities to be included in a registration pursuant to this Section 3.4 shall be conditioned upon Renren’s participation in such underwriting and the inclusion of Renren’s Registrable Securities in the underwriting to the extent provided herein. If Renren proposes to distribute its Registrable Securities through such underwriting, Renren shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Shareholders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Shareholder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of shares it wishes to offer; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of any of the Group Companies shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If Renren disapproves of the terms of any such underwriting, Renren may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. Renren and all corporations that are Affiliates of Renren shall be deemed to be a single Shareholder, and any pro rata reduction with respect to Renren shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Shareholder”, as defined in this sentence.

(i)       If the registration is being undertaken on behalf of the Company, first to the Company, and second, to each of the Shareholders requesting inclusion of their securities pursuant to piggyback registration rights (including those pursuant to this Agreement) in such registration statement on a pro rata basis based on the total number of securities then held by each such Shareholder. If Renren disapproves of the terms of any such underwriting, Renren may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. Renren and all corporations that are Affiliates of Renren shall be deemed to be a single Shareholder, and any pro rata reduction with respect to Renren shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Shareholder”, as defined in this sentence.

(ii)       If the registration is being undertaken on behalf of securityholders (not including Renren) making a written demand for registration pursuant to demand registration rights, first to such shareholders making a written demand for registration, and second, to each of the shareholders requesting inclusion of their securities pursuant to piggyback registration rights (including Renren, pursuant to this Agreement) in such registration statement on a pro rata basis based on the total number of securities then held by each such shareholder. If Renren disapproves of the terms of any such underwriting, Renren may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. Renren and all corporations that are Affiliates of Renren shall be deemed to be a single Shareholder, and any pro rata reduction with respect to Renren shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Shareholder”, as defined in this sentence.

(c)       Expenses. The Company shall pay all Registration Expenses incurred in connection with each registration under this Section 3.4. If Renren participates in a registration pursuant to this Section 3.4, Renren shall bear its proportionate share (based upon the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses incurred in connection with such registration of securities on behalf of Shareholders.

(d)      Not a Demand Registration. Registration pursuant to this Section 3.4 shall not be deemed to be a demand registration as described in Section 3.3 above. Except as otherwise provided herein, there shall be no limit on the number of times Renren may request registration of Registrable Securities under this Section 3.4.

Section 3.5        Form S-3/F-3 Registration.

(a)       The Company shall use its best efforts to qualify for registration on Form S-3/F-3 or any comparable or successor form as early as possible and use best efforts to maintain such qualification thereafter. If the Company is qualified to use Form S-3/F-3, Renren shall have a right to request at such time from time to time (such request shall be in writing) that the Company effect a registration on either Form S-3/F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by Renren, and upon receipt of each such request, the Company will:

(i)       Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Renren’s Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

(1)	if Form S-3/F-3 becomes unavailable for such offering by Renren;

(2)	if Renren, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000; or

(3)	if the Company has effected a registration pursuant to this Section 3.5 during the preceding six (6) month period.

(b)       Expenses. The Company shall pay all Registration Expenses incurred in connection with each registration requested pursuant to this Section 3.5. Renren shall bear such its proportionate share (based upon the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses incurred in connection with such registration of securities.

(c)       Maximum Frequency. Except as otherwise provided herein, Renren may request registration of Registrable Securities three (3) times under this Section 3.5.

(d)       Deferral. Notwithstanding the foregoing, if the Company shall furnish to Renren a certificate signed by the CEO of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3/F-3 registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of Renren; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided, further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(e)       Not Demand Registration. Form S-3/F-3 registrations shall not be deemed to be demand registrations as described in Section 3.3 above.

(f)       Underwriting. If the requested registration under this Section 3.5 is for an underwritten offering, the provisions of Section 3.3(b) shall apply.

Section 3.6        Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall keep Renren advised in writing as to the initiation of such registration and as to the completion thereof, and shall, at its expense and as expeditiously and as reasonably possible:

(a)       Registration Statement. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep any such registration statement effective for a period of one hundred and twenty (120) days or until Renren has completed the distribution described in the registration statement relating thereto, whichever occurs first.

(b)       Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act or other applicable securities laws with respect to the disposition of all securities covered by such registration statement.

(c)       Registration Statements and Prospectuses. Furnish to Renren such number of copies of registration statements and prospectuses, including a preliminary prospectus, in conformity with the requirements of the Securities Act or other applicable securities laws, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

(d)      Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Renren, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)       Deposit Agreement. If the registration relates to an offering of depositary shares or other securities representing Ordinary Shares deposited pursuant to a deposit agreement or similar facility, cause the depositary under such agreement or facility to accept for deposit under such agreement or facility all Registrable Securities requested by Renren to be included in such registration in accordance with this Section 3.

(f)       Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Renren shall also enter into and perform its obligations under such an agreement.

(g)       Notification. Notify Renren at any time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act or other applicable securities laws of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)       Opinion and Comfort Letter. Furnish, at the request of Renren, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Renren, addressed to the underwriters, if any, and to Renren and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Renren, addressed to the underwriters, if any, and Renren.

(i)        Listing on Securities Exchange(s). Cause all such Registrable Securities registered pursuant hereto to be listed on the Nasdaq, or such other internationally recognized exchange, for long as the Company’s securities are listed on such exchange.

If the Company fails to perform any of the Company’s obligations set forth above in this Section 3.6 relating to a demand registration made pursuant to Section 3.3, such registration shall not constitute the use of a demand registration under Section 3.3.

Section 3.7        Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 with respect to the Registrable Securities of Renren, that Renren shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably requested in writing by the Company to timely effect the registration of its Registrable Securities.

Section 3.8        Indemnification.

The following indemnification provisions shall apply in the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)       By the Company. To the extent permitted by law, the Company will indemnify and hold harmless Renren, its partners, officers, directors, employees, trustees, legal counsel and any underwriter (as determined in the Securities Act) for Renren and each Person, if any, who controls Renren or underwriter within the meaning of Section 15 of the Securities Act against any expenses, losses, claims, damages, or liabilities (joint or several) (or actions in respect thereof) to which they may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(i)       any untrue statement or alleged untrue statement of a material fact contained in any registration statement, offering circular, preliminary prospectus, final prospectus or other document, or any amendments or supplements thereto;

(ii)       the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

(iii)       any violation or alleged violation of the Securities Act, the Exchange Act, any federal or state or foreign securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other applicable securities law in connection with the offering covered by such registration statement; and the Company will reimburse Renren, its partners, officers, directors, employees, legal counsel, underwriters or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Renren, underwriter or controlling Person of Renren.

(b)      By Renren. To the extent permitted by law, Renren will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, any underwriter (as determined in the Securities Act) and any other Shareholder selling securities under such registration statement or any of such other Shareholder’s partners, directors, officers, employees, trustees, legal counsel and any underwriter (as determined in the Securities Act) for such Shareholder and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act, against any expenses, losses, claims, damages or liabilities (joint or several) (or actions in respect thereof) to which the Company or any such director, officer, employee, trustee, legal counsel, controlling Person, underwriter or other such Shareholder, partner or director, officer, employee or controlling Person of such other Shareholder may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Renren expressly for use in connection with such registration; and Renren will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, controlling Person, underwriter or other Shareholder, partner, officer, employee, director or controlling Person of such other Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Renren, which consent shall not be unreasonably withheld; and provided, further that the total amounts payable in indemnity by Renren under this Section 3.8(b) plus any amount under Section 3.8(e) in respect of any Violation shall not exceed the net proceeds received by Renren in the registered offering out of which such Violation arises.

(c)       Notice. Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any claim or action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

(d)      Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Renren are subject to the condition that, insofar as they relate to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus or free writing prospectus on file with the Commission at the time the registration statement becomes effective, such indemnity agreement shall not inure to the benefit of any Person if an amended prospectus is filed with the Commission and delivered pursuant to the Securities Act at or prior to the time of sale (including, without limitation, a contract of sale, and as further contemplated by Rule 159 promulgated under the Securities Act) to the Person asserting the loss, liability, claim or damage.

(e)       Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) Renren exercising rights under this Agreement, or any controlling Person of Renren, makes a claim for indemnification pursuant to this Section 3.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of Renren or any such controlling Person in circumstances for which indemnification is provided under this Section 3.8; then, and in each such case, the Company and Renren will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that Renren is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and any other selling Shareholders are responsible for the remaining portion; provided, however, that, in any such case: (A) Renren will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by Renren pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)       Survival. The obligations of the Company and Renren under this Section 3.8 shall survive until the fifth (5th) anniversary of the completion of any offering of Registrable Securities pursuant to a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

Section 3.9        Rule 144 Reporting.

With a view to making available to Renren the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

(a)       Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)       File with the Commission, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company; and

(c)       So long as Renren owns any Restricted Securities, furnish to Renren forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual, interim, quarterly or other report of the Company, and (iii) such other reports and documents as Renren may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

Section 3.10      Termination of the Company’s Obligations.

Notwithstanding the foregoing, the Company shall have no obligations pursuant to Sections 2.3, 2.4 or 2.5 with respect to any Registrable Securities proposed to be sold by Renren in a registered public offering if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by Renren may then be sold under Rule 144 (i) in one three (3) month period without exceeding the volume limitations thereunder or (ii) without volume limitations.

Section 3.11      Re-Sale Rights.

The Company shall use its best efforts to assist Renren in the sale or disposition of its Registrable Securities, including the prompt delivery of applicable instruction letters by the Company and legal opinions from the Company’s counsels in forms reasonably satisfactory to Renren’s counsel. In the event the Company has depositary receipts listed or traded on any stock exchange or inter-dealer quotation system, the Company shall pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by Renren.

Section 3.12      Transfer of Registration Rights.

The rights to cause the Company to register securities granted to Renren under Sections 2.3, 2.4 or 2.5 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by Renren; provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) the Company is given prompt notice of the transfer, (c) such assignee or transferee agrees to be bound by the terms of this Agreement by executing and delivering a Deed of Adherence (in the same form and substance as set out in Schedule 1 hereto), and(d) such assignee or transferee is (i) an Affiliate or affiliated fund (United States based or non-United States based) of Renren, (ii) a family member or trust for the benefit of any shareholder of Renren, or (iii) a transferee of the Registrable Securities originally issued to Renren (as adjusted for Recapitalization) equal to at least at least five percent (5%) of the total outstanding share capital of the Company (calculated on a fully-diluted basis.

ARTICLE IV
OTHER PROVISIONS

SECTION 4.1.     Lock-Up. Renren agrees that it will not, and Renren shall procure that its Affiliates will not, without the prior written consent of the Board, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any of its Subject Shares or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of its Subject Shares (each of the foregoing in (i) and (ii) a “Disposition”) prior to the date that is 180 days following the date of this Agreement, provided, however, that nothing in this Section 4.1 shall apply to or restrict a Disposition by Renren in connection with a transaction in which (a) any person or group shall have acquired or entered into a binding definitive agreement that has been approved by the Board (or any duly constituted committee thereof) to acquire (i) more than 50% of the voting securities of the Company or (ii) assets of the Company and/or its Group Companies representing more than 50% of the consolidated earnings power of the Company and its Group Companies, taken as a whole, or (b) any person shall have commenced a tender or exchange offer which, if consummated, would result in such person’s acquisition of Beneficial Ownership of more than 50% of the voting securities of the Company, and in connection therewith, the Company files with the Commission a Schedule 14D-9 with respect to such offer that does not either (i) recommend that the Company’s shareholders reject such offer or (ii) advise the Company’s shareholders that the Board of Directors is considering its response to the offer, (c) Renren transfers its Subject Shares to an Affiliate of Renren to any direct or indirect shareholder of Renren, or (d) any Dealer Partners or After Sale Partners (each as defined in the Exchange Agreement) pursuant to their arrangements with Renren. If the Company commits a Material Exchange Agreement Breach, the provisions of this Section 4.1 shall terminate and not be binding upon Renren from such termination date.

SECTION 4.2.     Transfers to Certain Shareholders. The Company acknowledges that, pursuant to the terms of the Exchange Agreement, Renren has received and will hold certain Ordinary Shares subject to arrangements with Dealer Partners and After Sale Partners (each as defined in the Exchange Agreement), which will require Renren to transfer certain Ordinary Shares to the Dealer Partners and After Sale Partners. The Company further commits to the obligations contained in Section 3.9 hereof with respect to the facilitation of resales of Ordinary Shares by the Dealer Partners and After Sale Partners, and to take commercially reasonable efforts to make such notations and instructions on its books and records and/or with the registrar of the Ordinary Shares to reflect such transfers.

ARTICLE V
GENERAL PROVISIONS

Section 5.1        Confidentiality. Each party hereto hereby agrees that it will, and will cause its respective Affiliates and its and their respective representatives to, hold in strict confidence any non-public records, books, contracts, instruments, computer data and other data and information concerning the other parties hereto, whether in written, verbal, graphic, electronic or any other form provided by any party hereto (except to the extent that such information has been (a) previously known by such party on a non-confidential basis from a source other than the other parties hereto or its representatives, provided that, to such party’s knowledge, such source is not prohibited from disclosing such information to such party or its representatives by a contractual, legal or fiduciary obligation to the other parties hereto or its representatives, (b) in the public domain through no breach of this Agreement by such party, (c) independently developed by such party or on its behalf, or (d) later lawfully acquired from other sources) (the “Confidential Information”). In the event that a party hereto is requested or required by law, governmental authority, rules of stock exchanges, or other applicable judicial or governmental order to disclose any Confidential Information concerning any of the other parties hereto, such party shall, to the extent legally permissible, notify the other party prior to making any such disclosure by providing the other party with the text of the disclosure requirement and draft disclosure at least 24 hours prior to making any such disclosure, and, if requested by another party, assist such other party to limit or minimize such disclosure.

Section 5.2        Termination. Unless expressly provided otherwise herein, in addition to the other termination provisions in this Agreement, this Agreement shall terminate, and have no further force and effect, upon the earliest of: (a) a written agreement to that effect, signed by all parties hereto, and (b) the date following the Closing on which Renren (together with its Affiliates and Permitted Transferees) no longer holds any Ordinary Shares of the Company; provided that, notwithstanding the foregoing, Article II shall survive (including with respect to any transferee or assignee of Renren’s Registrable Securities to whom the rights and obligations of Renren under Article II were assigned in accordance with this Agreement) any termination of this Agreement until the specific provisions thereof terminate in accordance with their express terms.

Section 5.3        Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail transmission (“Email”), so long as a receipt of such Email is requested and received) and shall be given:

If to the Company:

CM Seven Star Acquisition Corporation

Address:           Suite 1306, 13/F. AIA Central, 1 Connaught Road, Central, Hong Kong SAR

Attention:         Sing Wang, Anthony Ho and Adrian Cheung

If to Renren:

Renren Inc.

Address:           5/F, North Wing, 18 Jiuxianqiao Middle Road, Chaoyang District, Beijing 100016, People’s Republic of China

Email:                james.liu@renren-inc.com
Tel:                    +86 (10) 8448-1818

Attention:        James Jian Liu

with a copy to:

Skadden, Arps, Slate, Meagher & Flom

Address:          42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central Hong Kong SAR

Email:                 kenneth.chase@skadden.com

Tel:                    +852 3740 4700
Attention:         Kenneth W. Chase

A party may change or supplement the addresses given above, or designate additional addresses, for the purposes of this Section 5.3 by giving the other parties written notice of the new address in the manner set forth above.

Section 5.4        Entire Agreement. This Agreement and the other Transaction Documents, together with all the schedules and exhibits hereto and thereto and the certificates and other written instruments delivered in connection therewith from time to time on and following the date hereof, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof and thereof. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the other Transaction Documents.

Section 5.5        Governing Law. This Agreement shall be governed by and construed in accordance with the law of Hong Kong SAR, without regard to conflict of law principles.

Section 5.6        Dispute Resolution. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination and the Parties’ rights and obligations hereunder (each, a “Dispute”) shall be referred to and finally resolved by arbitration (the “Arbitration”) in the following manner:

(a)       The Arbitration shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”);

(b)       The Arbitration shall be procedurally governed by the HKIAC Administered Arbitration Rules as in force at the date on which the claimant party notifies the respondent party in writing (such notice, a “Notice of Arbitration”) of its intent to pursue Arbitration, which are deemed to be incorporated by reference and may be amended by this Section 5.6;

(c)       The seat and venue of the Arbitration shall be Hong Kong and the language of the Arbitration shall be English;

(d)       A Dispute subject to Arbitration shall be determined by a panel of three (3) arbitrators (the “Tribunal”). One (1) arbitrator shall be nominated by the claimant party (and to the extent that there is more than one (1) claimant party, by mutual agreement among the claimant parties) and one (1) arbitrator shall be nominated by the respondent party (and to the extent that there is more than one (1) respondent party, by mutual agreement among the respondent parties). The third arbitrator shall be jointly nominated by the claimant party’s and respondent party’s respectively nominated arbitrators and shall act as the presiding arbitrator. If the claimant party or the respondent party fails to nominate its arbitrator within thirty (30) days from the date of receipt of the Notice of Arbitration by the respondent party or the claimant and respondent parties’ nominated arbitrators fail to jointly nominate the presiding arbitrator within thirty (30) days of the nomination of the respondent-nominated arbitrator, either party to the Dispute may request the Chairperson of the HKIAC to appoint such arbitrator; and

(e)       The parties agree that all documents and evidence submitted in the Arbitration (including any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless the parties otherwise agree in writing. The arbitral award is final and binding upon the parties to the Arbitration.

Section 5.7        Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the parties’ intent in entering into this Agreement.

Section 5.8        Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereto hereunder shall inure to the benefit of, and be binding upon, their respective successors and permitted assigns (and shall inure to the benefit of and be enforceable by any transferee of equity securities held by Renren but only to the extent of such transfer), but shall not otherwise be for the benefit of any third party. Subject to Section 5.2 hereof, (a) the rights of Renren under this Agreement are assignable in connection with the transfer of any Ordinary Shares held by Renren but only to the extent of such transfer, and (b) the rights of Renren hereunder (including without limitation its rights under Article III of this Agreement) are assignable in the connection with the transfer of any Ordinary Shares held by Renren to any of its Affiliates (in each case subject to applicable securities laws and other laws), provided, however, that in either case (y) no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and (z) any such transferee shall execute and deliver to the Company and Renren a Deed of Adherence (in the same form and substance as set out in Schedule 1 hereto), subject to the terms and conditions hereof. This Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other parties hereto,

Section 5.9        Construction. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 5.10      Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. A facsimile or “PDF” signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

Section 5.11      Aggregation of Shares. All Securities held or acquired by Renren and/or its Affiliates and Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights of Renren under this Agreement.

Section 5.12      Conflict with Articles or Other Agreements. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Articles, the parties shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances. The Company agrees that in the event that any holder of Ordinary Shares is, after the date of this Agreement, granted any registration rights that are more favorable to such other holder than those rights provided to Renren pursuant to Article II hereof, Renren shall be promptly notified in writing of such modification to the rights and the Company shall amend this Agreement to grant Renren the same rights from the date that those rights are provided to such other holder.

Section 5.13      Specific Performance. The parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, the parties to this Agreement shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.

Section 5.14      Amendment; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by all the parties hereto. The observance of any provision in this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the party against whom such waiver is to be effective. Any amendment or waiver effected in accordance with this Section 5.14 shall be binding upon the parties hereof and their respective assigns. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

Section 5.15      Public Announcements. Without limiting any other provision of this Agreement, the parties hereto, to the extent permitted by applicable law, will consult with each other before issuance, and provide each other the opportunity to review, comment upon and agree on any press release or public statement with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and the ongoing business relationship among the parties. The parties hereto will not issue any such press release or make any such public statement without the prior written consent of the other party, except as may be required by law or any listing agreement with or requirement of the Nasdaq, the NYSE or any other applicable securities exchange, provided that the disclosing party shall, to the extent permitted by applicable law or any listing agreement with or requirement of the Nasdaq, the NYSE or any other applicable securities exchange, and if reasonably practicable, inform the other parties about the disclosure to be made pursuant to such requirements prior to the disclosure.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CM SEVEN STAR ACQUISITION CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SHAREHOLDER VALUE FUND

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

RENREN INC.

By:
Name:
Title:

Schedule 1

FORM OF DEED OF ADHERENCE

THIS DEED is made the day of 20[ ] by [ ] of [ ] (the “Permitted Transferee”) and is supplemental to the Investor Rights Agreement dated [ ], 2019 made between CM Seven Star Acquisition Corporation (the “Company”), Shareholder Value Fund and Renren Inc. (such agreement as amended, restated or supplemented from time to time, the “Investor Rights Agreement”).

WITNESSETH as follows:

The [Permitted Transferee] confirms that it has been provided with a copy of the Investor Rights Agreement and all amendments, restatements and supplements thereto and hereby covenants with each of the parties to the Investor Rights Agreement from time to time to observe, perform and be bound by all the terms and conditions of the Investor Rights Agreement which are capable of applying to the Permitted Transferee to the intent and effect that the Permitted Transferee shall be deemed as and with effect from the date hereof to be a party to the Investor Rights Agreement and to be subject to the obligations thereof.

The address and facsimile number at which notices are to be served on the Permitted Transferee under the Investor Rights Agreement and the person for whose attention notices are to be addressed are as follows:

[to insert contact details]

Words and expressions defined in the Investor Rights Agreement shall have the same meaning in this Deed. This Deed shall be governed by and construed in accordance with the laws of the State of New York.

This Deed shall take effect as a deed poll for the benefit of the Company, Renren Inc. and any other parties to the Investor Rights Agreement.

IN WITNESS whereof the Permitted Transferee has executed this Deed the day and year first above written.

THE COMMON SEAL of [ ].

was hereunto affixed        )

in the presence of:           )

(Director)

(Director/Secretary)

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